================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         -------------------------------

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 16, 2003

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                       0-24091                 04-3417513
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
    of incorporation)                                     Identification No.)

                            ------------------------------

                                  40 PEQUOT WAY
                           CANTON, MASSACHUSETTS 02021
                                 (781) 830-3000
    (Address,including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Item 5.      Other Events

On April 16, 2003, the registrant concluded arrangements with Fleet National Bank (its existing lender) and Fleet Retail Finance Inc., on behalf of themselves and other co-lenders, for a new three-year senior secured revolving credit facility in the amount of $110 million. The facility will replace the existing $100 million line which was due to expire on June 30, 2003. Availability going forward will be based on a borrowing base tied to a percentage of eligible inventory, receivables and real estate. The interest rate structure on the new facility ranges from a margin of 2.00% to 2.50% over the LIBOR rate or 0% to .25% over the prime rate. The line is secured by substantially all of the assets of the registrant and its subsidiaries and contains various covenants and restrictions. The borrowers under the credit facility will be subsidiaries of the registrant, and the registrant will be a guarantor of any amounts borrowed. A copy of the credit agreement and the registrant's guarantee are filed herewith as Exhibits 10.1 and 10.2.

Item 7.    Financial Statements and Exhibits

(a)      Exhibits.

           10.1     Credit Agreement dated as of April 16, 2003.

           10.2     Guarantee dated as of April 16, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEETER HOME ENTERTAINMENT GROUP, INC.

DATED: April 23, 2003

By:  /s/ Joseph G. McGuire
     ---------------------
     Joseph G. McGuire
     Senior Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                        Description
10.1              Credit Agreement dated as of April 16, 2003.

10.2              Guarantee dated as of April 16, 2003.